Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated March 30, 2021 with respect to the consolidated financial statements as of and for the years ended December 31, 2020 and 2019 of Support.com, Inc. which appear in Support.com, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020. We also consent to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ PLANTE & MORAN, PLLC

Denver, Colorado

June 24, 2021